Exhibit 32.2
CERTIFICATION

In connection with the quarterly report on Form 10-Q of Stratasys, Inc. (the “Company”) for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert F. Gallagher, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2005

/s/ Robert F. Gallagher
Robert F. Gallagher
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities and Exchange Act of 1934 and Section 1350, Chapter 63 of Title 18, United States Code. This certification is not deemed to be filed pursuant to the Securities Exchange Act of 1934, as amended and does not constitute a part of this quarterly report on Form 10-Q accompanying this statement.